EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MeadWestvaco Corporation of our report dated January 9, 2004 (except as to note 6 which is as of January 26, 2004 and note 8(a) which is as of February 2, 2004) relating to the financial statements of Northwood Panelboard Company for the year ended December 31, 2003, which is incorporated by reference in the MeadWestvaco Corporation Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Ernst & Young LLP
Toronto, Canada
August 26, 2005

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